SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  ------------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event  Reported):  September 30, 1997 (June 13,
1997)

                                NOXSO Corporation
             (Exact Name of Registrant as Specified in its Charter)

                                    Virginia
                 (State or Other Jurisdiction of Incorporation)

      0-17454                                           54-1118334
(Commission File Number)                    (I.R.S. Employer Identification No.)


    2414 Lytle Road, Bethel Park, PA                      15102
(Address of Principal Executive Offices)                (Zip Code)

                                 (412) 854-1200
              (Registrant's Telephone Number, Including Area Code)



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Item 5. Other Events.

Agreement with Republic Financial Corporation

     On August 15, 1997, NOXSO Corporation ("NOXSO") entered into a letter of intent with Republic Financial Corporation ("Republic") for the sale of NOXSO's facility (the "Facility") for the conversion of elemental sulfur into liquid sulfur dioxide which NOXSO constructed on property owned by Olin Corporation ("Olin") in Tennessee under a supply agreement with Olin. Republic, a merchant banking firm which specializes in the acquisition and financing of assets, has proposed, subject to a number of conditions, to purchase the Facility at a price of $11 million. A definitive Asset Purchase Agreement setting forth the terms and conditions of the sale of the Facility to Republic was executed by NOXSO and Republic on September 17, 1997.

     Among the numerous conditions that must be satisfied prior to the completion of the sale are negotiations with third parties of various associated agreements, including contracts for the sale of liquid sulfur dioxide and the purchase of elemental sulfur, an operation and maintenance contract, a technical support agreement, agreements for the purchase of any other input of process materials required to operate the Facility effectively, and a land lease for the Facility. Completion of certain of the associated agreements will require the cooperation of Olin.

     Another condition of sale involving Olin is the resolution of the disputes between NOXSO and Olin in the course of which NOXSO commenced litigation against Olin and Olin filed an involuntary petition in bankruptcy against NOXSO and asserted certain monetary claims. By Stipulation and Order of Court entered September 12, 1997 ("Stipulation"), Olin and NOXSO conditionally resolved their disputes on the following basis. In the event that the sale to Republic closes, Olin will be entitled to payment at closing of claims totaling $5,705,828.84 plus certain accruals and less credits to NOXSO for liquid sulfur dioxide produced at the Facility and used or stored by Olin since February 1, 1997. As of August 31, 1997, those credits totaled $1,590,930. Additionally, at the closing on the Republic sale, NOXSO and Olin shall execute mutual releases releasing any and all other claims or causes of action. In the event that the sale to Republic does not close, NOXSO and Olin shall be entitled to pursue any and all claims and lawsuits which they have against each other. However, any claim of Olin in excess of the aggregate sum as agreed pursuant to the Stipulation shall be assertable defensively by set-off and/or counterclaim only and shall not result in any increase in the aggregate claims of Olin payable by NOXSO. Any objections to the Stipulation must be filed on or before October 2, 1997.

     Because NOXSO is currently reorganizing under Chapter 11 of the Bankruptcy Code, completion of a sale of the Facility is subject to the approval of the Bankruptcy Court for the Eastern District of Tennessee (the "Court"). A Motion for Order Approving (i) Sale of Assets Free and Clear of Liens and Encumbrances and (ii) Assumption and Assignment of Executory Contract in Connection with Sale of Assets was filed with the Court on September 22, 1997, and is scheduled for hearing on October 21, 1997. Subject to satisfaction of all conditions, the Asset Purchase Agreement targets November 1997 for the closing of the sale.



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     Copies of each of the definitive Asset Purchase  Agreement between Republic and NOXSO and of the Stipulation are being filed herewith as exhibits. The summary of the terms thereof set forth above is intended to be merely a summary and is not complete. Reference is made to the actual agreements which speak for themselves.

Plan of Reorganization

     Pursuant to the provisions of the Bankruptcy Code, NOXSO has the exclusive right to file a plan of reorganization until October 7, 1997. The sale of the Facility is a key element of NOXSO's overall reorganization plan to emerge from Chapter 11. In order to allow NOXSO to close on the sale to Republic and to continue its search for a host site in order to commercially demonstrate the NOXSO Process, NOXSO has filed a Motion for Extension of Exclusive Time to File Plan for an additional 120 days from October 7, 1997. Hearing on Motion is scheduled for October 2, 1997.

Debtor-in-Possession Financing

     On June 30, 1997, the Court preliminarily approved NOXSO's request for emergency interim debtor-in-possession financing. Pursuant to an agreement with the lenders (collectively, the "Interim Lenders"), the Interim Lenders agreed to lend NOXSO the amount of $50,000, interest free for one year. Pursuant to such agreement, NOXSO also issued to the Interim Lenders 150,000 shares of NOXSO's Common Stock, par value $.01 per share (the "Common Stock"). A final order approving the interim debtor-in-possession financing was entered on August 18, 1997.

     NOXSO subsequently applied to the bankruptcy court for approval of additional debtor-inpossession financing in an amount of up to $600,000. On August 18, 1997, the Court entered a final order authorizing NOXSO to obtain such financing from a group of lenders (the "DIP Lenders"). Pursuant to such arrangement, NOXSO is authorized to grant and has granted to the DIP Lenders a first priority lien in certain of NOXSO's patents and laboratory equipment and is authorized to issue 300,000 shares of its Common Stock in the aggregate to the DIP Lenders. To date, the DIP Lenders have loaned $578,666 to NOXSO pursuant to the financing arrangement, and NOXSO has issued 289,333 shares of Common Stock to the DIP Lenders. The loans from the DIP Lenders bear interest at the rate of 20% per annum. Interest for a one-year period (one-half of which will be refunded to the extent not earned) and a 5% origination fee have been paid from proceeds.

     The loans from both the Interim Lenders and the DIP Lenders are due and payable on the earlier of the date one year after the specific loans were made or consummation of NOXSO's plan of reorganization.

Conversion of Subordinated Debentures

     Between June 13, 1997 and August 6, 1997, the holders of the Company's Convertible Subordinated Debentures (the "Debentures") converted the entire $540,000 principal amount of



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the  Debentures,  plus accrued  interest at a rate of 6% per annum,  into Common
Stock at rates ranging from 72.3% to 67.5% (depending on the date of conversion) of the average closing price of the Common Stock for the five trade days prior to conversion. An aggregate of 3,551,042 shares of Common Stock were issued on conversion of the Debentures. The Debentures were issued in February 1997 in reliance on Regulation S promulgated under the Securities Act of 1933, as amended.

     (c) Exhibits

2.1 Asset Purchase Agreement, dated as of September 18, 1997, by and among NOXSO Corporation and Republic Financial Corporation.

2.2  Stipulation and Order of Court entered September 12, 1997.





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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NOXSO CORPORATION
                                        -----------------
                                        (Registrant)



                                        By: /s/ Edwin J. Kilpela
                                            ---------------------------
                                            Edwin J. Kilpela, President



Dated: September 30, 1997